EXHIBIT 10.3

                       ASSET SETTLEMENT GROUP, INC [LOGO]

                                     FORM OF

                            LIFE SETTLEMENT CONTRACT

                                     BETWEEN
                           ASSET SETTLEMENT GROUP, INC

                                       AND

This AGREEMENT is made and entered into this _____ day of ____________ in the year 20___ by and between Asset Settlement Group, Inc. ("Settlement Group"), Capital Benefits, LLC, ("The Fund") and _____________________.

                                   WITNESSETH

WHEREAS,  Settlement  Group,  desires to purchase from a certain life  insurance
policy on the life of                      issued by                  (Insurance
Co.) with the policy number            (the "Policy") for the sum of
(the "Purchase Price"); and

WHEREAS, the parties desire for Settlement Group to hold the funds representing the Purchase Price in trust, on the terms and conditions hereinafter set forth; NOW, THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1) Simultaneously with the execution of this agreement, Seller shall deliver to Settlement Group, its nominees and/or assigns an irrevocable assignment of the policy in favor of The Fund. Trust Agent shall hold the policy and funds representing the Purchase Price in accordance with the terms of this Agreement.

2) Settlement Group and the Trust Agent have entered into a trust agreement dated July 1, 2005. The trust agreement allows for the maintenance and payment of the funds due to you, the Viator. Such agreement is in accordance with the terms of payment set forth herein. By executing this agreement you hereby join in and agree to be bound by the terms of the Trust Agreement.

3) Upon receipt of the assignment of the policy in favor of The Fund, Asset Settlement Group shall forward such assignment to the insurance carrier who issued the policy, and shall request from such insurance carrier an acceptance of the assignment of the policy. Upon receipt of such acceptance of assignment, Settlement Group shall authorize the Trust Agent to deliver the funds, representing the Purchase Price, to Seller within three (3) business days. Failure to transfer the funds within three (3) business days renders the life settlement contract and the transfer, assignment, bequest, or sale voidable.

4) The Seller has the unconditional and absolute right to cancel and rescind the life settlement contract at any time prior to the full payment of the proceeds. Additionally, the Seller may cancel and rescind this contract not later than thirty (30) days from contract execution of fifteen (15) days after full payment of proceeds to the Seller, whichever is less, provided the full amount of the proceeds and any premiums paid by Asset Settlement Group on said policy are returned by the Seller.

5) In the event The Fund does not receive an acceptance of Assignment from the insurance carrier within thirty (30) days after the date of this Agreement, Settlement Group shall give written notice of such fact to Seller. Thereafter, Settlement Group and Seller shall contact the insurance carrier and attempt to make arrangements to obtain an acceptance of the assignment of the policy from the insurance carrier. In the event such acceptance cannot be obtained within a reasonable time, Settlement Group and Seller shall redeliver the Assignment of the Policy in favor of the Seller.

6) I, the undersigned, understand and acknowledge that Settlement Group has the unconditional and absolute right to cancel and rescind the Life Settlement Contract at any time prior to the full payment of the proceeds. Additionally, to the Seller if for any reason Settlement Group has reason to believe that the policy was purchased, issued or sold under fraudulent circumstances or if the insurance company advises Settlement Group that the policy has been rescinded or cancelled the Life Settlement Contract becomes null and void. Upon notification that the policy is being rescinded or cancelled by the insurance company, or the Life Settlement Contract becomes null and void the Seller must provide the full amount of any proceeds and premiums paid by Settlement Group to Settlement Group within thirty (30) days.

7) By entering into a life settlement contract all of the right, title, interest and benefit in and to the seller's life insurance policy, including all supplementary contracts and riders attached thereto, will become the property of the Fund. The premium payments on the seller's life insurance policy will no longer be the responsibility of the seller. If this is not acceptable to the seller, it is the seller's responsibility to provide a statement, in writing, with the return of this document package stating that the rights to these riders shall be reserved by the seller. Arrangements will be made with the insurance company to preserve the seller's interest in said riders. If the arrangements are not satisfactory to both the seller and the life settlement company, the ownership of the policy shall not be transferred to the Fund and the life settlement contract will be rendered null and void.

8) The Seller should be aware that all inquiries about the Seller's health will be made by 21st Holdings, LLC. 21st is in the business of tracking Seller status. Tracking services will include:

      i) Quarterly calls to the Seller's physician to obtain statements about the Seller's health.

      ii) Situations where Seller does not frequently visit the physician sometimes occur, in these instances 21st will contact the Seller's personal references

9) In performing its duties hereunder, Trust Agent shall not incur any liability to Asset Settlement Group or to Seller for any damages, losses or expenses which either party may sustain or incur, unless the same is a direct result of the negligence or intentional misconduct of Trust Agent. Trust Agent shall be protected in any action taken or omitted in good faith upon the advice of its legal counsel given with respect to the duties and responsibilities of Trust Agent hereunder. Trust Agent shall be entitled to rely on any document or instrument, including any written notice or instruction provided for in this Agreement, which Trust Agent in good faith believes to be genuine or to have been signed or presented by a proper person or persons in accordance with this Agreement. Asset Settlement Group and Seller hereby agree to indemnify and hold harmless Trust Agent from and against all losses, claims, damages, liabilities and expenses which it may sustain or incur hereunder, including, without limitation reasonable attorneys fees, which may be imposed upon Trust Agent or incurred by Trust Agent in connection with the performance of its duties hereunder.

10) Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to Seller:


            If to Asset Settlement Group:     Asset Settlement Group.
                                              2015-A H Osborne Rd
                                              St. Marys, GA 31558

            If to Trust Agent:                Law Office of Joseph Miller, PA
                                              13400 Sutton Park Dr, South
                                              Suite 1102
                                              Jacksonville, Fl 32224
                                              904-821-9150
                                              904-821-9198 Facsimile

Any notice mailed as provided herein shall be deemed received by the party to whom it is addressed on the date of receipt, or on the first date of attempted delivery in the case of any notice which is undeliverable by the U.S. Post Office. The foregoing shall not preclude any other method of giving notice.

11. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by a written instrument signed by all of the parties hereunto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereunto and their respective heirs, successors and assigns. This Agreement has been made and entered into in the State of Georgia and shall be construed and enforced in accordance with Georgia Law. Venue for any litigation from this agreement or its enforcement shall be in Camden county Georgia. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

In witness whereof, the parties have executed and delivered this Agreement on the day and in the year above written:

SELLER:                                          By: ___________________________

SELLER:                                          By: ___________________________

ASSET SETTLEMENT GROUP, INC.                     By: ___________________________




Any person who knowingly presents false information in an application for insurance, a life settlement contract, or a life settlement purchase agreement is guilty of a crime and may be subject to fines and confinement in prison.